Exhibit 10.32

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "First Amendment") is made as of the 1st day of November, 2006 (the "First Amendment Date"), by and among AMBASSADOR VI, L.P., a Delaware limited partnership, AMBASSADOR VIII, L.P., a Delaware limited partnership, CENTURY STONEY GREENS, L.P., a California limited partnership, and WINTHROP APARTMENT INVESTORS LIMITED PARTNERSHIP, a Maryland limited partnership, each having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (individually a "Seller" and collectively "Sellers"), and BETHANY HOLDINGS GROUP, LLC, a Nevada limited liability company "Bethany"), having a principal address at 1920 Main Street, Suite 770, Irvine, California  92614, and CHI CHEN WANG, an individual (jointly and severally, "Purchaser").

RECITALS:

WHEREAS, Sellers and Purchaser are parties to a Purchase and Sale Contract dated as of September 25, 2006, (the "Contract"), for the real properties identified therein; and,

WHEREAS, Sellers and Purchaser desire to amend the Contract on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree to amend the Contract as follows:

AGREEMENT:

1.

Feasibility Period.  Section 3.1 of the Contract is amended by deleting "October 31, 2006" and inserting in lieu thereof "November 8, 2006".

2.

Miscellaneous.  The following provisions shall apply with respect to this First Amendment:

(a)

Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Sellers.

(b)

Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

(c)

In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

(d)

This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the First Amendment Date.

SELLER:

BROADMOOR:

AMBASSADOR VI, L.P., a Delaware limited partnership

By:

AMBASSADOR VI, INC., a Delaware corporation, its general partner

By:

/s/ Kristian D. Vercauteron

Name:

Kristian D. Vercauteron

Title:

Vice President

CHESAPEAKE:

WINTHROP APARTMENT INVESTORS LIMITED PARTNERSHIP, a Maryland limited partnership

By:

WAI Associates Limited Partnership, a Texas limited partnership, its General Partner

By:

AIMCO/WAI Associates GP, LLC, a Delaware limited liability company, its general partner

By:

AIMCO Properties, L.P., a Delaware limited partnership, its member

By:

AIMCO-GP, INC., a Delaware corporation, its general partner

By:

/s/ Kristian D. Vercauteron

Name:

Kristian D. Vercauteron

Title:

Vice President

FALLS ON BULL CREEK:

AMBASSADOR VIII, L.P., a Delaware limited partnership

By:

AMBASSADOR VIII, INC., a Delaware corporation, its general partner

By:

/s/ Kristian D. Vercauteron

Name:

Kristian D. Vercauteron

Title:

Vice President

PROMONTORY POINT:

CENTURY STONEY GREENS, L.P., a California limited partnership

By:

CENTURY STONEY GREENS, INC., a California corporation, its general partner

By:

/s/ Kristian D. Vercauteron

Name:

Kristian D. Vercauteron

Title:

Vice President

PURCHASER:

BETHANY HOLDINGS GROUP, LLC,

a Nevada limited liability company

By: /s/ Greg Garmon

Name:

Greg Garmon

Title: Chief Executive Officer

CHI CHEN WANG

/s/ Chi Chen Wang

Chi Chen Wang